Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

CollPlant Biotechnologies Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 1.5 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal Shelf)	—	457	(o)	(1)	(2)	$100,000,000	(2)	$110.20	$11,020	(3)
Fees Previously Paid	Unallocated (Universal Shelf)	—			—	—
Carry Forward Securities

Carry Forward Securities	Unallocated (Universal Shelf)	—	415	(a)(6)	—	—	$15,000,000		$121.20	$1,818		F-3	333-229486	February 22, 2019	$6,060	(3)
	Total Offering Amounts						$100,000,000			$11,020
	Total Fees Previously Paid									$1,818	(3)
	Total Fee Offsets									—
	Net Fee Due									$9,202

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of ordinary shares, warrants, subscription rights and units. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for ordinary shares or subscription rights as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover an indeterminate number of additional ordinary shares that may become issuable by virtue of any dividend, stock split, recapitalization or other similar transaction.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The $100,000,000 of securities registered hereunder, for the purposes of calculating the filing fee, includes $15,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-229486 initially filed on February 1, 2019 and declared effective on February 22, 2019 (the “Prior Registration Statement”). The registrant sold an aggregate of $35,000,000 of such securities under the Prior Registration Statement, leaving the balance of $15,000,000 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $6,060 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $1,181 associated with the offering of the Unsold Securities is hereby applied to offset the amount of the filing fee in connection with the securities registered hereunder.